SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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THE TIMKEN COMPANY

(Name of Registrant as Specified In Its Charter)

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TIMKEN

Notice of
2002
Annual Meeting of
Shareholders
and
Proxy Statement

THE TIMKEN COMPANY

Canton, Ohio U.S.A.

W. R. Timken, Jr. Chairman and CEO
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
ITEM NO. 1 ELECTION OF CLASS II DIRECTORS
CONTINUING DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
APPROVAL OF THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN, (AS AMENDED AND RESTATED AS OF JANUARY 30, 2002)
AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE
SUBMISSION OF SHAREHOLDER PROPOSALS
GENERAL
APPENDIX A

W. R. Timken, Jr.	WORLD LEADER IN BEARING AND STEEL
Chairman and CEO February 20, 2002 Dear Shareholder:

The 2002 Annual Meeting of The Timken Company will be held on Tuesday, April 16, 2002, at ten o’clock in the morning at the corporate offices of the Company in Canton, Ohio.

This year, you are being asked to act upon two matters recommended by your Board of Directors. Details of these matters are contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Please read the enclosed information carefully before voting your shares. Voting your shares as soon as possible will assure your representation at the meeting, whether or not you plan to attend.

I appreciate the strong support of our shareholders over the years and look forward to a similar vote of support at the 2002 Annual Meeting.

Sincerely,

W. R. Timken, Jr.

Enclosure

THE TIMKEN COMPANY	1835 Dueber Avenue, S.W. Canton, Ohio 44706-0927 USA Telephone (330) 438-3000

THE TIMKEN COMPANY

Canton, Ohio

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, April 16, 2002, at 10:00 A.M., at 1835 Dueber Avenue, S.W., Canton, Ohio, for the following purposes:

1.	To elect four Directors to serve in Class II for a term of three years.

2.	To approve The Timken Company Long-Term Incentive Plan, as amended and restated as of January 30, 2002.

3.	To transact such other business as may properly come before the meeting.

Holders of Common Stock of record at the close of business on February 15, 2002, are the shareholders entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT AND, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED ON THE ENCLOSED PROXY CARD.

SCOTT A. SCHERFF Corporate Secretary and Assistant General Counsel

February 20, 2002

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR
PROXY CARD OR VOTE ELECTRONICALLY.

THE TIMKEN COMPANY

PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors in connection with the Annual Meeting of Shareholders to be held April 16, 2002, for the purpose of considering and acting upon the matters specified in the foregoing Notice. The mailing address of the corporate offices of the Company is 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. The approximate date on which this Proxy Statement and form of proxy will be first sent or given to shareholders is February 25, 2002.

     Financial and other reports will be submitted to the meeting, but it is not intended that any action will be taken on these reports. The Board of Directors is not aware that matters other than those specified in the foregoing Notice will be brought before the meeting for action. However, if any such matters should be brought before the meeting, the persons appointed as proxies may vote or act upon such matters according to their judgment.

ELECTION OF DIRECTORS

     The Company presently has twelve Directors who, pursuant to the Amended Regulations of the Company, are divided into three classes with four Directors in each class. At the 2002 Annual Meeting, four Directors will be elected to serve in Class II for a three-year term to expire at the 2005 Annual Meeting. Under Ohio law and the Company’s Amended Regulations, candidates for Directors receiving the greatest number of votes shall be elected.

     If any nominee becomes unable, for any reason, to serve as a Director, or should a vacancy occur before the election (which events are not anticipated), the Directors then in office may substitute another person as a nominee or may reduce the number of nominees as they shall deem advisable.

ITEM NO. 1

ELECTION OF CLASS II DIRECTORS

     The Board of Directors, by resolution at its January 30, 2002, meeting, nominated the four individuals set forth below to be elected Directors in Class II at the 2002 Annual Meeting to serve for a term of three years expiring at the Annual Meeting in 2005 (or until their respective successors are elected and qualified). All of the nominees except Ward J. Timken, Jr. have been previously elected as a Director by the shareholders. Each of the nominees listed below has consented to serve as a Director if elected.

     Unless otherwise indicated on any proxy, the persons named as proxies on the enclosed proxy form intend to vote the shares covered by such proxy form in favor of the nominees named below.

     The following table, based on information obtained in part from the respective nominees and in part from the records of the Company, sets forth information regarding each nominee as of January 30, 2002.

	Age; Principal Position or Office;	Director
	Business Experience for Last Five Years;	Continuously
Name of Nominee	Directorships of Publicly Held Companies	Since

Robert W. Mahoney	65, Retired Chairman of the Board of Diebold, Incorporated, a company specializing in the automation of self-service transactions, security products, software and service for its products. Previous positions: Chairman of the Board and Chief Executive Officer of Diebold, Incorporated; President and Chief Executive Officer of Diebold, Incorporated. Director of: Sherwin-Williams Co.; Federal Reserve Bank of Cleveland (Deputy Chairman)	1992

Jay A. Precourt	64, Chairman of the Board and Chief Executive Officer of ScissorTail Energy, a gatherer and processor of natural gas.
Previous positions: Chairman of the Board and Chief Executive Officer of Hermes Consolidated Inc., a gatherer, transporter and refiner of crude oil and crude oil products; Vice Chairman and Chief Executive Officer of Tejas Gas, LLC; President of Tejas Gas, LLC, an intrastate gatherer, transporter and marketer of natural gas; Chairman of the Board of Coral Energy L.P., a marketer of electricity and natural gas.
	Director of: Halliburton Company; Chairman of the Board of Hermes Consolidated Inc.; Founders Funds, Inc.	1996

Ward J. Timken, Jr.	34, Corporate Vice President — Office of the Chairman of The Timken Company. Previous positions: Vice President — Latin America; Business Development Manager — Europe, Africa and West Asia	—

Joseph F. Toot, Jr.	66, Retired President and Chief Executive Officer of The Timken Company. Director of: PSA Peugeot Citroen; Rockwell Automation, Inc.; Rockwell Collins, Inc.	1968

CONTINUING DIRECTORS

     The remaining eight Directors, named below, will continue to serve in their respective classes until their respective terms expire. The following table, based on information obtained in part from the respective Directors and in part from the records of the Company, sets forth information regarding each continuing Director as of January 30, 2002.

	Age; Principal Position or Office;		Director
	Business Experience for Last Five Years;	Term	Continuously
Name of Director	Directorships of Publicly Held Companies	Expires	Since

Stanley C. Gault	76, Retired Chairman of the Board of The Goodyear Tire & Rubber Company, a manufacturer and distributor of tires, chemicals, polymers, plastic film and other rubber products. Director of: Avon Products, Inc.; Wal-Mart Stores, Inc.	April 2003	1988

James W. Griffith	48, President and Chief Operating Officer of The Timken Company. Previous positions: Group Vice President - Bearings — North American Automotive, Asia Pacific and Latin America; Vice President - Bearings — North American Automotive, Rail, Asia Pacific and Latin America.	April 2004	1999

John A. Luke, Jr.	53, President and Chief Executive Officer of MeadWestvaco Corporation, a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals. Previous position: Chairman, President and Chief Executive Officer of Westvaco Corporation. Director of: The Bank of New York; MeadWestvaco Corporation.	April 2004	1999

John M. Timken, Jr.	50, Private Investor	April 2003	1986

Ward J. Timken	59, Vice President of The Timken Company	April 2004	1971

Martin D. Walker	69, Principal, MORWAL Investments, a private investment firm. Previous position: Chairman and Chief Executive Officer of M. A. Hanna Company, an international specialty chemicals company, whose primary businesses are plastics and rubber compounding, color and additive concentrates and distribution of plastic resins and engineered shapes. Director of: ArvinMeritor Inc.; Comerica Inc.; The Goodyear Tire & Rubber Company; Lexmark International Inc.; Textron Inc.	April 2004	1995

	Age; Principal Position or Office;		Director
	Business Experience for Last Five Years;	Term	Continuously
Name of Director	Directorships of Publicly Held Companies	Expires	Since

W. R. Timken, Jr.	63, Chairman and CEO of The Timken Company. Previous positions: Chairman, President and CEO; Chairman — Board of Directors. Director of: Diebold, Incorporated.	April 2003	1965

Jacqueline F. Woods	54, Retired President of Ameritech Ohio, a telecommunications company. Director of: Anderson’s Inc.	April 2003	2000

     W. R. Timken, Jr. and Ward J. Timken are brothers and are cousins of John M. Timken, Jr. Ward J. Timken, Jr. is the son of Ward J. Timken and the nephew of W. R. Timken, Jr. The Board of Directors has an Audit Committee and a Compensation Committee; it does not have a Nominating Committee since the Board as a whole performs that function. J. Clayburn La Force, Jr., Jay A. Precourt (Chairman), John M. Timken, Jr. and Jacqueline F. Woods are the members of the Audit Committee, which generally monitors the audit of the Company’s financial statements conducted by the auditors of the Company. J. Clayburn La Force, Jr. is expected to serve as a member of the Audit Committee until his retirement from the Board in April, 2002. Stanley C. Gault (Chairman), John A. Luke, Jr., Robert W. Mahoney and Martin D. Walker are the members of the Compensation Committee, which establishes compensation for the Company’s Officers and determines incentive and performance awards. During 2001, there were seven meetings of the Board of Directors, three meetings of its Audit Committee and four meetings of its Compensation Committee. All nominees for Director and all continuing Directors attended 75 percent or more of the meetings of the Board and its Committees that they were eligible to attend.

     Each Nonemployee Director who served in 2001 was paid at the annual rate of $27,500 for services as a Director. Each Nonemployee Director serving at the time of the Annual Meeting of Shareholders on April 17, 2001, received a grant of 500 shares of Common Stock and a grant of 3,000 nonqualified stock options under The Timken Company Long-Term Incentive Plan, as Amended and Restated, following the meeting, and such Directors and nominees for Director will receive annual grants of Common Stock and stock options under the Plan following the Annual Meeting of Shareholders each year as long as they serve as Nonemployee Directors. Upon election to the Board, a new Nonemployee Director receives a grant of 2,000 restricted shares under The Timken Company Long-Term Incentive Plan, as Amended and Restated. Members of the Audit Committee and the Compensation Committee received additional compensation at the rate of $10,000 per year for the Committee Chairmen and $5,000 per year for each regular Committee member. Any Director may elect to defer the receipt of all or a specified portion of his or her cash and/or stock compensation based upon the provisions of The Director Deferred Compensation Plan adopted by the Board on February 4, 2000. Pursuant to the plan, cash fees can be deferred into a notional account to be paid at a future date. The cash account will be adjusted through investment crediting options which will include a benchmark interest rate quarterly or the total shareholder return of the Company’s Common Stock, with amounts paid either in a lump sum or in installments in cash. Stock compensation can be deferred to a future date and paid either in a lump sum or installments and is payable in shares plus a cash amount representing dividend equivalents during the deferral period. Directors who are employees of the Company receive no separate fees as Directors of the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table shows, as of January 18, 2002, the beneficial ownership of Common Stock of the Company by each continuing Director and nominee for election as a Director, by the Chairman and Chief Executive Officer (who is also a Director) and the four other most highly compensated Executive Officers during 2001, and by all continuing Directors, nominees for Director and Officers as a group. Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and is based on the sole or shared power to vote or direct the voting or to dispose or direct the disposition of Common Stock. Beneficial ownership as determined in this manner does not necessarily bear on the economic incidents of ownership of Common Stock.

	Amount and Nature of Beneficial Ownership of Common Stock

	Sole Voting	Shared Voting
	Or Investment	or Investment		Aggregate		Percent of
Name	Power (1)	Power		Amount (1)		Class

Bill J. Bowling	254,980	0		254,980		*
Stanley C. Gault	66,800	0		66,800		*
James W. Griffith	151,854	0		151,854		*
Karl P. Kimmerling	70,918	0		70,918		*
John A. Luke, Jr.	6,290	0		6,290		*
Robert W. Mahoney	9,229	0		9,229		*
Salvatore J. Miraglia, Jr.	83,227	0		83,227		*
Jay A. Precourt	19,666	0		19,666		*
John M. Timken, Jr.	674,058 (2)	829,710	(2)	1,503,768	(2)(3)	2.5%
Ward J. Timken	470,401	6,304,484	(3)	6,774,885	(3)	11.3%
Ward J. Timken, Jr.	88,732	80,354	(3)	169,086	(3)	*
W. R. Timken, Jr.	627,767	7,193,269	(3)	7,821,036	(3)	13.0%
Joseph F. Toot, Jr.	375,721	200		375,921		*
Martin D. Walker	12,801	0		12,801		*
Jacqueline F. Woods	5,664	0		5,664		*
All Directors, Nominees for Director and Officers as a Group (4)	3,626,209	7,404,091		11,030,300		18.0%

     * Percent of class is less than 1%.

(1)	Includes shares which the individual or group named in the table has the right to acquire, on or before March 19, 2002, through the exercise of stock options pursuant to the 1985 Incentive Plan and the Long-Term Incentive Plan, as Amended and Restated, as follows: Bill J. Bowling - 190,950; Stanley C. Gault — 3,000; James W. Griffith - 109,250; Karl P. Kimmerling — 58,800; John A. Luke — 3,000; Robert W. Mahoney — 3,000; Salvatore J. Miraglia, Jr. - 48,350; Jay A. Precourt — 3,000; John M. Timken, Jr. - 3,000; Ward J. Timken — 19,750; Ward J. Timken, Jr. - 10,625; W. R. Timken, Jr. — 313,750; Joseph F. Toot, Jr. - 307,200; Martin D. Walker — 3,000; Jacqueline F. Woods - 3,000; all Directors, Nominees and Officers as a Group - 1,492,775. Also includes 7,947 shares for W. R. Timken, Jr. and 3,539 shares for another Officer earned as dividend equivalents which have vested, but whose issuance has been deferred until a later date under the Company’s Deferred Compensation Plan. Such shares have been treated as outstanding for the purpose of calculating the percentage of the class beneficially owned by such individual or group, but not for the purpose of calculating the percentage of the class owned by any other person.

(2)	Includes 248,427 shares for which John M. Timken, Jr. has sole voting and investment power as trustee of three trusts created as the result of distributions from the estate of Susan H. Timken.

(3)	Includes shares for which another individual named in the table is also deemed to be the beneficial owner, as follows: John M. Timken, Jr. — 817,250; Ward J. Timken - 6,189,562; Ward J. Timken, Jr. — 71,544; W. R. Timken, Jr. - 6,935,268.

(4)	The number of shares beneficially owned by all Directors, nominees for Directors and Officers as a group has been calculated to eliminate duplication of beneficial ownership.

     Members of the Timken family, including Messrs. John M. Timken, Jr.; Ward J. Timken; Ward J. Timken, Jr. and W. R. Timken, Jr., have in the aggregate sole or shared voting power with respect to at least an aggregate of 11,828,246 shares (19.6%) of Common Stock, which amount includes 355,072 shares that members of the Timken family have the right to acquire, on or before March 19, 2002, and shares deferred as set forth in Footnote (1) above. The members of the Timken family identified in the table are not deemed to be the beneficial owners of all such shares. The Timken Foundation of Canton, 200 Market Avenue North, Suite 201, Canton, Ohio 44702, holds 5,247,944 of these shares, representing 8.8% of the outstanding Common Stock. Messrs. Ward J. Timken; W. R. Timken, Jr. and Don D. Dickes are trustees of the Foundation and share the voting and investment power.

     Participants in the Company’s Savings and Investment Pension Plan have voting power over an aggregate of 9,690,220 shares (16.2%) of Common Stock of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning 2001, 2000, and 1999 compensation for the Company’s Chief Executive Officer and the four other most highly compensated Executive Officers who were Executive Officers during 2001.

		ANNUAL			LONG TERM
		COMPENSATION			COMPENSATION AWARDS

				(A)
				OTHER	SECURITIES	(B)
				ANNUAL	UNDERLYING	ALL OTHER
NAME AND		SALARY	BONUS	COMP	OPTIONS	COMP
PRINCIPAL POSITION	YEAR	($)	($)	($)	(#)	($)

W. R. Timken, Jr.	2001	950,000	0	357	135,000	56,525
Chairman and	2000	850,000	278,800	8,779	135,000	39,100
Chief Executive Officer	1999	850,000	0	26,448	127,000	39,100

James W. Griffith (C)	2001	650,000	0	11,543	85,000	38,640
President and Chief	2000	600,000	190,000	5,336	85,000	30,820
Operating Officer	1999	308,333	70,000	6,299	138,000	14,183

Bill J. Bowling	2001	550,000	0	14,969	60,000	32,200
Executive Vice	2000	525,000	150,000	8,066	85,000	28,750
President, Chief	1999	500,000	100,000	10,049	58,000	23,000
Operating Officer and President-Steel

Salvatore J. Miraglia, Jr. (C)	2001	320,000	0	7,000	30,000	17,664
Sr. Vice President —	2000	300,000	64,000	4,500	40,000	15,410
Technology	1999	250,000	35,000	1,650	26,000	11,500

Karl P. Kimmerling (C)	2001	315,000	0	169	35,000	20,280
President — Automotive	2000	300,000	65,000	207	55,000	18,620
	1999	210,000	50,000	0	24,000	16,595

(A)	Reflects reimbursement of taxes resulting from payment of company-related spousal travel expenses.

(B)	The amounts shown in this column for 2001 have been derived as follows:

Mr. Timken:
$7,140 annual Company contribution to the Savings and Investment Pension Plan (SIP Plan). $49,385 annual Company contribution to the Post Tax Savings and Investment Pension Plan (Post Tax SIP Plan).

Mr. Griffith: $7,140 annual Company contribution to the SIP Plan. $31,500 annual Company contribution to the Post Tax SIP Plan.

Mr. Bowling: $7,140 annual Company contribution to the SIP Plan. $25,060 annual Company contribution to the Post Tax SIP Plan.

Mr. Miraglia: $7,140 annual Company contribution to the SIP Plan. $10,524 annual Company contribution to the Post Tax SIP Plan.

Mr. Kimmerling: $8,420 annual Company contribution to the SIP Plan. $11,860 annual Company contribution to the Post Tax SIP Plan.

(C)	Mr. Griffith was elected to the position of Group Vice President - Bearings — North American Automotive, Asia Pacific and Latin America on January 1, 1998. He was elected President and Chief Operating Officer on November 5, 1999. Mr. Miraglia was elected to the position of Group Vice President — Industrial effective January 1, 1998, and Sr. Vice President — Technology effective January 1, 2000. Mr. Kimmerling was elected to the position of Group Vice President — Alloy Steel effective January 1, 1998 and President — Automotive effective January 1, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock option grants made to the individuals named in the Summary Compensation Table during 2001 pursuant to The Timken Company Long-Term Incentive Plan, as Amended and Restated.

					GRANT DATE
INDIVIDUAL GRANTS					VALUE

		PERCENT
	(A)	OF TOTAL
	NUMBER OF	OPTIONS			(B)
	SECURITIES	GRANTED TO	EXERCISE		GRANT DATE
	UNDERLYING	EMPLOYEES	OR BASE		PRESENT
	OPTIONS	IN FISCAL	PRICE	EXPIRATION	VALUE
NAME	GRANTED	YEAR	($/SHARE)	DATE	($)

W. R. Timken, Jr.	135,000	10.2%	$15.02	April 17, 2011	793,800

James W. Griffith	85,000	6.4%	$15.02	April 17, 2011	499,800

Bill J. Bowling	60,000	4.5%	$15.02	April 17, 2011	352,800

Salvatore J. Miraglia	30,000	2.3%	$15.02	April 17, 2011	176,400

Karl P. Kimmerling	35,000	2.6%	$15.02	April 17, 2011	205,800

(A)	These options were granted on April 17, 2001, and are exercisable beginning 12 months after the date granted, with 25% of the options covered thereby becoming exercisable at that time and with an additional 25% becoming exercisable on each of the following three anniversaries. These options provide for the crediting to the optionee of deferred dividend equivalents (amounts equal to the dividends paid on common stock) payable in the form of Company Common Stock or cash when total net income per share of the outstanding Common Stock is at least two and one half times the total amount of cash dividends paid per share during the calendar year. The deferred dividend equivalents are subject to forfeiture until issued to the optionee, which occurs four years from the date they are credited provided the optionee remains continuously employed by the Company or a subsidiary and does not elect to defer issuance to a later date. The agreements pertaining to these options also provide that such options will become exercisable in full and deferred dividend equivalents will vest in the event of retirement, death, disability or a change in control, as defined in such agreements, of the Company.

(B)	The rules on executive compensation disclosure issued by the Securities and Exchange Commission authorize the use of variations of the Black-Scholes option-pricing model in valuing executive stock options. The Company used this model to estimate grant date present value. In applying this model, basic assumptions were made concerning variables such as expected option term, interest rates, stock price volatility and future dividend yield, to establish an initial option value. The initial option value was then reduced to reflect vesting restrictions. This adjustment was accomplished by discounting the initial option value to reflect estimates of annual executive turnover and the average vesting period. There is, of course, no assurance that the value actually realized by an executive will be at or near the estimated value, for the actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

The following assumptions were used in establishing the initial option value for the options granted on April 17, 2001: (a) an option term of 8 years, which is the expected life of the option based on historical experience of stock option exercises by executives at the Company; (b) an interest rate of 6.320%, which corresponds to the yield to maturity on an 8-year U.S. Treasury strip on April 17, 2001; (c) volatility of .4777, calculated using the quarter-ending stock prices for 5 years prior to the grant date; and (d) dividend yield of 3.36%, the average amount paid annually over the 5 years prior to grant date.

The following assumptions were used to discount the initial value for vesting restrictions: (a) discount factor of 3% per year, the estimated annual turnover for executives excluding retirement, and (b) an average vesting period of 2.5 years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock option grants for the individuals named in the Summary Compensation Table under The 1985 Incentive Plan of The Timken Company or The Timken Company Long-Term Incentive Plan, as Amended and Restated.

					(B)
			Number of Securities		Value of
			Underlying Options		In-The-Money Options
	Shares	(A)	At Fiscal Year-End		At Fiscal Year-End
	Acquired	Value	(#)		($)
	On Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

W. R. Timken, Jr.	0	0	336,250	322,250	10,294	187,481
James W. Griffith	0	0	109,250	252,750	6,481	118,044
Bill J. Bowling	4,214	13,959	190,950	170,250	32,429	90,950
Salvatore J. Miraglia, Jr.	7,500	18,000	48,350	80,500	0	44,713
Karl P. Kimmerling	0	0	58,800	97,000	4,160	54,325

(A)	The value realized on the exercise of options is based on the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise.

(B)	Based on the difference between the exercise price and the closing stock price on the New York Stock Exchange at year-end.

PENSION PLAN TABLE

The following table shows the estimated annual retirement benefits for Executive Officers with the earnings and years of service combinations indicated. Amounts shown in the table are developed assuming retirement at age 62 and Final Average Earnings equal to Remuneration in 2001.

	YEARS OF SERVICE (A) (B)

REMUNERATION (C)	30	35	40

$300,000	165,375	192,938	220,500
400,000	220,500	257,250	294,000
500,000	275,625	321,563	367,500
600,000	330,750	385,875	441,000
700,000	385,875	450,188	514,500
800,000	441,000	514,500	588,000
900,000	496,125	578,813	661,500
1,000,000	551,250	643,125	735,000
1,100,000	606,375	707,438	808,500
1,200,000	661,500	771,750	882,000
1,300,000	716,625	836,063	955,500
1,400,000	771,750	900,375	1,029,000
1,500,000	826,875	964,688	1,102,500

(A)	Amounts in this section of the table have been developed in accordance with the provisions of the retirement plan and individual agreements based upon a straight life annuity, not under any of the various survivor options and before adjustment for Social Security benefits (Officers’ benefits are subject to Social Security offsets). These amounts have been determined without regard to the maximum benefit limitations for defined benefit plans and the limitations on compensation imposed by the Internal Revenue Code of 1986, as amended. The Board of Directors has authorized a supplemental retirement plan and individual agreements that direct the payment out of general funds of the Company of any benefits calculated under the provisions of the applicable retirement plan that may exceed these limits.

(B)	The years of credited service as of December 31, 2001, for the individuals listed in the Summary Compensation Table are 39 for Mr. Timken, 17 for Mr. Griffith, 36 for Mr. Bowling, 29 for Mr. Miraglia, and 22 for Mr. Kimmerling. No incremental benefit is payable to any of the individuals for years of service in excess of 40 except Mr. Kimmerling. Pursuant to a change in the retirement program effective for Officers elected on or after January 1, 1998, Mr. Kimmerling’s benefit will be calculated on the basis of a formula based on 1% per year of service, which applies to other salaried employees of the Company generally and without regard to the limitations under the Internal Revenue Code referred to in Note A above. The cumulative benefits are subject to a floor of 60% of final average earnings at age 62. Mr. Kimmerling’s benefit at age 62, based on current compensation, would be $189,000.

(C)	Plan benefits are based upon average earnings, including any cash bonus plan awards, for the highest four non-consecutive years of the ten years preceding retirement (“Final Average Earnings”). Final Average Earnings not within 10% of the annual compensation shown in the Summary Compensation Table are $1,099,441 for Mr. Timken, and $545,375 for Mr. Griffith.

EXECUTIVE LOAN

     During 1999 the Company made an unsecured, full recourse loan to James W. Griffith in the amount of $340,000 to purchase Common Stock of the Company to more closely align his interests with those of the shareholders upon his election to the office of President and Chief Operating Officer of the Company. The Company’s loan to Mr. Griffith bears interest at the rate of 6.2% payable at least annually, with principal due on December 16, 2004. As of December 31, 2001, $336,084 remained outstanding.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

     The Company is a party to Severance Agreements with 18 of its senior executives (including the Executive Officers named in the Summary Compensation Table). Under these Agreements, when certain events occur, such as a reduction in the individual’s responsibilities or termination of the individual’s employment, following a change in control of the Company (as defined in the Agreements), the individual will be entitled to receive payment in an amount, grossed up for any excise taxes payable by the individual, equal to three times the individual’s annual base salary and highest annual incentive compensation during the past three years plus a lump sum amount representing a supplemental pension benefit. The individual would also receive certain benefits under the SIP Plan and the Post Tax SIP Plan. The Severance Agreements also permit the individual to resign for any reason or without a reason during the 30-day period immediately following the first anniversary of the first occurrence of a change in control and receive the severance benefits. The amounts payable under these Severance Agreements are secured by a trust arrangement.

CHANGE IN CONTROL SEVERANCE PAY PLAN

     The Company has implemented a Severance Pay Plan covering approximately 108 key associates (other than those who are party to Severance Agreements). Under the Severance Pay Plan, an individual whose employment is terminated following a change in control (as defined in the Plan) may be entitled to receive payment in an amount equal to 150% to 200% of the individual’s annual base salary (depending upon length of service), grossed up for any excise taxes payable by the individual, and may also have certain benefits continued for a period for six months. The Company has created a trust arrangement to provide funds for the enforcement of the Severance Pay Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the “Committee”) of the Board of Directors is composed of Stanley C. Gault, Chairman, John A. Luke, Jr., Robert W. Mahoney and Martin D. Walker. No member of the Committee is a former or current Officer or employee of the Company or of any of its subsidiaries.

Compensation Philosophy

     The Company’s compensation philosophy focuses on both short and long-term incentive programs that, when added to base salary, provide a total compensation package that will enable the Company to attract and retain superior quality Executive Officers. This approach is intended to enhance Company performance and shareholder value by tying closely the financial interests of Executive Officers and senior managers with those of shareholders. Specifically, the Committee’s philosophy includes these three primary ingredients:

•	Provide sufficient opportunity in total direct compensation that enables the Company to attract, retain and motivate superior quality executive management.

•	Establish base salaries for executive management based upon market data from a related group of companies.

•	Link the financial interests of executive management with those of shareholders, with short and long-term incentive plans tied to corporate, business unit and individual performance.

     The Company, with the Committee’s guidance and approval, has developed a compensation program based on this philosophy for Executive Officers, including the Chief Executive Officer and the other named Executive Officers. This program has three components: base salary, annual performance award and long-term incentives. Base salaries, on average, have been administered at the market median. The Company relies on its annual performance award and long-term incentive awards, tied directly to individual, business unit and corporate performance, to provide total direct compensation that is aligned to achievement of goals for the year. The Committee determines specific compensation actions for the Chief Executive Officer and considers and acts upon recommendations made by the Chief Executive Officer regarding compensation of other Executive Officers and key associates.

     In 2001, the Company conducted a review of total direct compensation paid by companies selected as a benchmark for compensation purposes having net sales, in general, from 1 to 6 billion dollars. Total direct compensation includes base salary, annual performance award and long-term incentives. The Company compared total direct compensation opportunity provided to Executive Officers to median total direct compensation for the selected companies as reported in the 2000 Towers Perrin and Hewitt executive compensation surveys and adjusted for expected compensation trend in 2001. Following completion of this analysis and development of proposed base salary ranges and target annual performance award opportunities, an independent compensation consultant reviewed the findings. The Committee approved management’s recommendation for revised base salary ranges and target annual performance awards for the Executive Officer positions effective January 1, 2002.

     The Committee has addressed the impact of Section 162(m) of the Internal Revenue Code (the “Code”) by obtaining shareholder approval of the Senior Executive Management Performance Plan, and of changes to The Timken Company Long-Term Incentive Plan, as Amended and Restated (“the Long-Term Incentive Plan”), by allowing certain grants under the plan to qualify as performance-based compensation and by establishing deferral agreements with some Executive Officers. Mr. Timken was the only participant in the Senior Executive Management Performance plan for 2001. Messrs. Timken, Griffith, and Bowling have signed individual agreements to defer any compensation that exceeds the $1 million limit, as defined in Section 162(m) of the Code, for 2001.

Base Salary

     Base salary ranges are developed to reflect the varying levels of responsibility of the Chief Executive Officer and other Executive Officers. The current salary ranges are based on external surveys and in consultation with an independent compensation consultant. Base salary ranges generally are equivalent to amounts paid to senior managers with comparable responsibilities for the companies studied. Periodically, the Committee reviews the recommendations of the Chief Executive Officer and the Vice President — Human Resources and Organization Advancement and approves, with any modifications it deems appropriate, individual base salary amounts for Executive Officers based on individual performance and position in the salary range.

     The companies included in the surveys used to develop base salary ranges are not the same companies used in the peer group index appearing in the performance graph. For compensation purposes, the Company uses surveys of selected companies of similar size and industry because this is the employment market in which it competes. The performance graph, on the other hand, employs a peer index blending the S&P Steel Index and six bearing companies that are direct competitors of the Company’s Bearing Business. Of the six bearing companies, five are foreign companies. The reason for selecting the companies in the peer index had no relationship to compensation comparisons, where the Company seeks to look at other companies of similar size and industry that are more representative of the employment market for executive management whether or not they are in the bearing or steel business.

Annual Performance Award

     The Company’s Senior Executive Management Performance Plan and the Management Performance Plan provide the opportunity to Executive Officers and senior managers to earn variable, annual compensation based on the achievement of Corporate and Business Unit performance goals established annually by the Committee and thereafter approved by the Board.

     Management recommends performance goals to the Committee based upon business plans approved by management and reviewed with the Board of Directors. The primary performance measurement is Return on Invested Capital defined as Earnings Before Interest and Taxes as a percentage of Beginning Invested Capital (EBIT/BIC). EBIT/BIC is closely correlated with the creation of shareholder value and is a primary measure from which the awards are derived. This measure is considered at the Corporate level and for each Business Unit. A minimum level of performance is established each year below which no annual performance awards are paid.

     For 2001, the Chairman and Chief Executive Officer was selected by the Compensation Committee as the only participant in the Senior Executive Management Performance Plan with a target award opportunity of 90 percent of base salary. His award opportunity was based upon the attainment of preestablished corporate goals for EBIT/BIC and free cash flow. The Management Performance Plan provided target award opportunities for other Executive Officers that ranged from 40 to 80 percent of base salary, though amounts could vary above and below that range depending upon the attainment of Corporate, Business Unit and individual goals. Both plans require a threshold level of earnings to fund annual performance awards; however, the Management Performance Plan also provides the Compensation Committee with certain discretion in the determination of performance awards when the threshold is not met.

     The primary performance measurement for 2001 for both annual award plans is corporate EBIT/BIC. In addition, specific goals were established for key measures aligned with the creation of shareholder and customer value. In addition, for the Senior Executive Management Performance Plan, specific goals for Free Cash Flow were established by the Committee; and for the Management Performance Plan, key business unit measures such as EBIT/BIC, sales growth and cash flow were established for Business Unit participants, while Corporate Center participants were also measured on corporate free cash flow.

     For 2001, EBIT/BIC did not meet the threshold target necessary to generate an annual award fund. No annual awards were paid to Executive Officers for 2001.

     At its December 2001 meeting, the Committee reviewed the preliminary goals for the annual performance award plans for 2002. The goals were then set by the Committee at its January 2002 meeting and approved by the Board at its January 2002 meeting. The goals for the Senior Executive Management Performance Plan are corporate EBIT/BIC and corporate free cash flow targets. For the Management Performance Plan, corporate EBIT/BIC and free cash flow, specific business unit measures and individual goals will also be considered. The target award opportunity for Executive Officers in 2002 will range from 40% to 90% of base salary.

Long-Term Incentives

     The Committee administers the Company’s Long-Term Incentive Plan, which was last approved by shareholders effective April 18, 2000. The number of shares that may be issued or transferred under the Plan may not exceed in the aggregate 8,800,000 shares of Common Stock. Although awards under the Plan can be made in the form of non-qualified stock options, incentive stock options, appreciation rights, performance shares or performance units, restricted shares and deferred shares, the Committee has chosen primarily to grant non-qualified stock options. The option price per common share must be equal to or greater than the market value per share on the date of the grant. For grants to Executive Officers and the Chief Executive Officer, the Committee has granted non-qualified stock options with an option price at market value on the date of grant. The use of non-qualified stock options enables Executive Officers and other participants to gain value if the Company’s shareholders gain value. Moreover, this Plan provides a mechanism for incentives to participants even in years when no payout is made under the Management Performance Plan. Deferred shares or restricted shares have not been granted to Executive Officers except when the individual has been hired into the position from outside the Company.

     The Board of Directors is recommending to shareholders the approval of an amendment to The Timken Company Long-Term Incentive Plan (originally approved by shareholders on April 21, 1992) to be effective on April 16, 2002. The proposal is to amend the plan to add 2,900,000 shares for future distribution from the plan.

     Awards under the Long-Term Incentive Plan are considered annually. On April 17, 2001, the Committee approved a grant of non-qualified stock options for the Executive Officers, key management and other key associates. For Executive Officers and key management associates, the initial dollar value for each participant’s grant was determined by multiplying the midpoint of their salary range by a position level multiple that ranged from .6 to 3.8. The position level multiples were derived from data on similar-sized companies comparable for compensation purposes as reported in the Towers Perrin Long-Term Incentive Survey compiled in 2000. The number of stock options to grant was calculated by dividing the initial dollar value calculated for each participant by the estimated present value of the Company’s stock options including dividend credits. The present value of the option was based on achieving a 15% growth in stock price and a 6.5% growth in dividend yield per year and was adjusted to reflect vesting restrictions. After this initial determination and with reference to prior year awards, management reviewed and revised as necessary the size of the proposed grant based on individual performance. The Chief Executive Officer and the Vice President — Human Resources and Organization Advancement presented the recommended grants to the Committee. The Committee reviewed and approved the long-term incentive grants, considering the formula, individual performance and the number of shares allocated to the Plan.

     To drive the achievement of higher levels of earnings, the Long-Term Incentive Plan has a dividend feature that provides additional compensation only when the Company achieves a specified level of earnings. This feature gives each eligible participant in the Plan the opportunity to receive dividend equivalents (called Deferred Dividend Shares) payable in Common Stock or cash on a deferred basis. The dividend equivalent is calculated by multiplying the cash dividend per share paid during the year times the number of unexercised stock options plus any unvested Deferred Dividend Shares previously earned on currently unexercised options held by each eligible participant. The product is divided by the average closing price of the Company’s Common Stock as reported on the New York Stock Exchange for the 10 days preceding December 31 to establish the number of Deferred Dividend Shares that are credited to each participant. Unexercised stock options and unvested Deferred Dividend Shares awarded to eligible participants prior to 1996 will earn dividend credits if net income per share for the year exceeds 200% of the total amount of cash dividends per share during the year. Unexercised stock options and unvested Deferred Dividend Shares awarded to eligible participants after 1995 will earn dividend credits if net income per share for the year exceeds 250% of the total amount of cash dividends per share during the year. In no event may any participant in any period of one calendar year earn Deferred Dividend Shares with a value in excess of $750,000. The Deferred Dividend Shares vest four years from the date of grant if the associate is still in the employ of the Company and does not choose to defer them under the Company’s Deferred Compensation Plan. The Deferred Dividend Shares may vest earlier than four years in the event of retirement, disability, death or change in control. The threshold was not met for the award of Deferred Dividend Shares in 2001.

     Share ownership requirements have been established for Executive Officers and other key executives. These guidelines recommend a specific level of ownership ranging from one and one-half to five times salary to be achieved within five years (seven years can be used for some exceptional circumstances) of the date the guidelines became applicable to the Executive.

Chief Executive Officer Compensation

     The Chief Executive Officer’s compensation is calculated based upon the same factors set forth in the Executive Officer compensation philosophy. The components making up the Chief Executive Officer’s compensation include base salary, annual performance award and long-term incentives. The base salary range for the Chief Executive Officer is determined using survey data in the same manner as for other Executive Officers.

     The Chief Executive Officer’s compensation is aligned with the Company’s performance through the Senior Executive Management Performance Plan and the Long-Term Incentive Plan. The methodology used to calculate Mr. Timken’s compensation under either plan is similar to other Executive Officers.

     The company’s overall earnings performance did not meet the threshold established for 2001 and no bonus award was paid to Mr. Timken.

     On April 17, 2001, Mr. Timken, along with the other Executive Officers, received non-qualified stock options pursuant to the provisions of The Timken Company Long-Term Incentive Plan. Mr. Timken received non-qualified stock options for 135,000 shares as a result of the 2001 grant. The Company’s earnings performance in 2001 did not meet the threshold necessary to award dividend credits.

     Significant weakness in global automotive and industrial markets and the manufacturing recession in the United States caused the company to report lower sales and earnings for 2001. A strong U.S. dollar has resulted in a trade deficit that is forecasted to continue to grow. Unprecedented events beginning September 11 further impacted a bleak economy, especially for a global company like Timken. However, under Mr. Timken’s leadership, the company responded aggressively to the poor economic environment and world events by accelerating initiatives to improve earnings quickly when the economy begins to recover.

     In 2000, the company initiated a transformation of its worldwide operations and reorganized the company to focus on eight strategic business units and initiated a series of restructuring initiatives with immediate bottom line impact. In 2001, the company achieved the next major milestone as part of its transformation to a global enterprise by announcing the strategic realignment of its manufacturing operations. The strategy leverages significant rationalization of manufacturing throughout the world including the closure of two plants and the sale of another, as well as the formation of focused factories for each major product line or component. Production will be shifted to plants with the lowest total manufacturing cost. Also as part of this strategy, dated manufacturing processes will be supplanted by new and advanced systems. In light of market weakness, Mr. Timken accelerated the closing of the Columbus manufacturing operations ahead of schedule.

     A dividend reduction was announced in the third quarter to help the company maintain a strong balance sheet. Selling, administrative and general expenses were tightly managed as a result of various cost-cutting measures including workforce reductions and lower spending on growth initiatives in-line with lower economic activity. Through effective cash management the company was able to reduce year end debt and increase cash in spite of the financial shortfall in EBIT caused by the recession. The company received a $31 million dollar payment resulting from the Continuing Duty Offset law passed by the U.S. Congress requiring the tariffs collected on dumped imports be directed to the industries harmed by dumping. The payment will be directed to investment in innovation and debt reduction.

     Several initiatives during 2001 support the company’s goal to focus on the needs of the customer. The company bought all of the equity from its partner in Cina; Rail Bearing Services expanded into Mexico; acquisitions were made to grow the dental handpiece and precision steel components businesses; several joint ventures and e-business initiatives were launched; a non-core business in the UK was sold; research and development efforts were expanded in Europe.

     In 2001, Mr. Timken and the company were recognized for their significant contributions and leadership. Mr. Timken completed his one-year term as Chairman of the National Association of Manufacturers. He was inducted into the Northeast Ohio Business Hall of Fame. The company received the prestigious Invest in France Automotive Award.

     Total return to Timken shareholders during 2001 was an increase of 11.5%. The S&P 500 had a negative return for the year. In addition, numerous U.S. Steel Companies filed for bankruptcy protection in 2001.

     The Company’s five-year cumulative total return continues to lead other bearing and steel companies as reported in the peer index; however, it lags the cumulative return represented by the S&P 500.

Compensation Committee Stanley C. Gault, Chairman John A. Luke, Jr. Robert W. Mahoney Martin D. Walker

* Total return assumes reinvestment of dividends. ** Fiscal years ending December 31.

Assumes $100 invested on January 1, 1997, in Timken Company Common Stock, S&P 500 Index and Peer Index.

	1997	1998	1999	2000	2001

Timken Company	$153.38	$86.71	$97.46	$75.38	$84.06
S&P 500	133.36	171.47	207.54	188.65	166.21
70% Bearing/30% Steel	81.26	76.26	97.64	81.96	78.11

The line graph compares the cumulative total shareholder returns over five years for The Timken Company, the S&P 500 Stock Index, and a peer index that proportionally reflects The Timken Company’s two businesses. The S&P Steel Index comprises 30% of the peer index. This index was comprised of seven steel companies in 1996 and is now four (Allegheny Technologies, Nucor, USX and Worthington) as industry consolidation and bankruptcy have reduced the number of companies in the index. The remaining 70% is a self constructed bearing index that consists of six companies. These six companies are Kaydon, FAG, Koyo Seiko, NSK, NTN and SKF. The last five are non-US bearing companies that are based in Germany (FAG), Japan (Koyo Seiko, NSK, NTN), and Sweden (SKF). The bearing index was favorably impacted by FAG, which appreciated by 71.9% in the year 2001 primarily due to the announced acquisition by INA-Holding Schaeffler KG.

AUDIT COMMITTEE REPORT

     The Board of Directors of The Timken Company (the “Company”) adopted a written Audit Committee Charter in June, 2000. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

     The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s Annual Report to Shareholders for the year ended December 31, 2001. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), has discussed with the Company’s independent auditors such independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the U.S. Securities and Exchange Commission.

Jay A. Precourt, Chairman J. Clayburn La Force, Jr. John M. Timken, Jr. Jacqueline F. Woods

ITEM NO. 2

APPROVAL OF THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN,
(AS AMENDED AND RESTATED AS OF JANUARY 30, 2002)

GENERAL

     The Company desires to continue its policy of advancing the interests and long-term success of the Company by encouraging stock ownership among key employees and Nonemployee Directors and, correspondingly, increasing their personal involvement with the future of the Company. The Timken Company Long-Term Incentive Plan (the “Original Plan”), which was initially approved by shareholders at the Company’s 1992 Annual Meeting of Shareholders, has afforded the Company’s Board of Directors (the “Board”) and its Compensation Committee (the “Committee”) the ability to design compensatory awards that are responsive to the Company’s needs. The Original Plan was amended and restated by the Board on December 20, 1995 (the “First Restated Plan”) to increase the number of shares available and to afford the Committee additional flexibility to structure performance-based incentives. The First Restated Plan was amended and restated by the Board on December 19, 1999 (the “Current Plan”) to increase the number of shares available and to afford the Committee further flexibility to structure performance-based incentives. The Current Plan was subsequently approved by the shareholders at the 2000 Annual Meeting. In order to continue the Company’s ability to attract and retain officers, key employees and Nonemployee Directors, the Board of Directors approved amendments to the Current Plan by adopting The Timken Company Long-Term Incentive Plan, as Amended and Restated (the “Amended Plan”) on January 30, 2002, and has recommended that the Amended Plan be submitted to the Company’s shareholders for approval at the 2002 Annual Meeting. As discussed below, the plan is intended to satisfy specific requirements for performance-based compensation under Section 162(m) of the Code.

     The principal reason for amending the Current Plan is to increase the number of Common Shares available for issuance. In addition, certain limits applicable to awards of Restricted Shares and Deferred Shares under the Current Plan are being changed. A summary of the proposed changes is set forth below, followed by a summary description of the entire Amended Plan. The full text of the Amended Plan is annexed to this Proxy Statement as Appendix A, and the following summaries are qualified in their entirety by reference to Appendix A.

SUMMARY OF CHANGES

     Available Shares. The Amended Plan increases the number of Common Shares available by 2,900,000 shares. The Current Plan authorized the issuance of an aggregate of 8,800,000 Common Shares. As of January 31, 2002, the net shares issued under the Current Plan are 8,084,432, shares subject to outstanding grants are 7,071,774 and shares available for future awards are 715,568. The number and kind of shares available is subject to adjustment for stock dividends, stock splits and in certain other situations.

     Limits on Restricted Shares and Deferred Shares. The Amended Plan provides that the number of Restricted Shares and Deferred Shares shall not (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of the Amended Plan) exceed 10 percent of the aggregate of 11,700,000 Common Shares which have been authorized for issuance since the inception of the Original Plan in 1992. Prior to this change, the limit on the number of Restricted Shares and Deferred Shares was 500,000, of which 171,700 had been used since the inception of the Original Plan. In addition, the Amended Plan provides that the aggregate number of Restricted Shares and Deferred Shares that can vest in less than three years shall not exceed 2 percent of the 11,700,000 Common Shares. Prior to this change, the limit was 3 percent of the 3,000,000 Common Shares added to the Current Plan in 2000. Since the inception of the Original Plan, 39,500 Restricted or Deferred Shares that can vest in less than three years have been granted.

SUMMARY OF THE AMENDED PLAN

     Amended Plan Limits. The maximum number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risk of forfeiture, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as automatic awards to Nonemployee Directors, or (vi) in payment of dividend equivalents paid with respect to awards made under the Amended Plan, may not in the aggregate exceed 11,700,000 Common Shares, which may be shares of original issuance or treasury shares or a combination thereof. This maximum number of Common Shares is composed of 2,800,000 covered by the Original Plan, 3,000,000 covered by the First Restated Plan, 3,000,000 covered by the Current Plan, plus 2,900,000 added by the Amended Plan. The number of Restricted Shares and Deferred Shares cannot (after taking any forfeitures into account and excluding automatic awards to Nonemployee Directors) exceed 10% of such maximum. These limits are subject to adjustments as provided in the Amended Plan for stock splits, stock dividends, recapitalizations and other similar events.

     Upon the payment of any option price by the transfer to the Company of Common Shares or upon related satisfaction of tax withholding obligations or any other payment made or benefit realized under the Amended Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred only the net number of shares actually issued or transferred by the Company. However, the number of shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 11,700,000, subject to adjustment as provided for in the Amended Plan. Upon the payment in cash of a benefit provided by any award under the Amended Plan, any Common Shares that were covered by such award shall again be available for issuance or transfer under the Amended Plan.

     The number of Performance Units granted and paid out under the Amended Plan may not in the aggregate exceed 150,000. No participant may be granted Option Rights for more than 1,000,000 Common Shares during any five consecutive calendar years, subject to adjustment pursuant to the Amended Plan. No participant may receive in any one calendar year awards of Performance Shares and Performance Units having an aggregate value as of their respective dates of grant in excess of $2,000,000.

     Option Rights. Option Rights provide the right to purchase Common Shares at a price not less than its fair market value on the date of the grant. The option price is payable in cash, nonforfeitable, unrestricted Common Shares already owned by the Optionee, any other legal consideration that the Committee deems appropriate, or any combination of these methods. Any grant of Option Rights may provide for the deferred payment of the option price on the sale of some or all of the shares obtained from the exercise. In addition, the Committee can specify at the time of the grant that Common Shares will not be accepted in payment of the option price until such Common Shares have been owned by the Optionee for a specified period of time. However, the Amended Plan does not require any such holding period and would permit immediate sequential exchanges of Common Shares at the time of exercise of Option Rights. Any grant may provide for the automatic grant of additional Option Rights to an Optionee upon the exercise of Option Rights using Common Shares as payment.

     Option Rights granted under the Amended Plan may be Option Rights that are intended to qualify as incentive stock options (“ISO’s”) within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof. Except in the case of grants of ISO’s, the Committee may provide for the payment to the Optionee of dividend equivalents in the form of cash or Common Shares paid on a current, deferred or contingent basis or may provide that the equivalents be credited against the option price. In the case of an Optionee who is, or who is determined by the Committee to be likely to become a “covered employee” within the meaning of Section 162(m) of the Code, the payment will be contingent on the achievement of Management Objectives for a specified period. The payment of dividend equivalents also may be subject to additional conditions. In no event may any Optionee in any one calendar year period earn dividend equivalents with a value of more than $750,000.

     No Option Rights may be exercised more than ten years from the date of grant. Each grant to an employee must specify the period of continuous employment that is necessary before the Option Rights become exercisable and may provide for the earlier exercisability of the Option Rights in the event of retirement, death or disability of the participant or a change in control of the Company. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise such rights.

     Appreciation Rights. Appreciation Rights represent the right to receive from the Company an amount, determined by the Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such Rights and the market value of the Common Shares on the date the rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights to provide an alternative to exercise of the Option Rights) or freestanding. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and requires that the related Option Right be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the Common Shares on the date of grant, must specify the period of continuous employment that is necessary before such Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of retirement, death or disability of the participant or a change in control of the Company) and may not be exercisable more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company on exercise of an Appreciation Right may be paid in cash, in Common Shares or in any combination thereof, and may either grant to the recipient or retain in the Committee the right to elect among those alternatives. Any grant of Appreciation Rights may provide for the payment of dividend equivalents in the form of cash or Common Shares paid on a current, deferred or contingent basis. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

     Restricted Shares. Restricted Shares constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. The participant has dividend and voting rights on such shares. Restricted Shares must be subject to a “substantial risk of forfeiture” of the shares, within the meaning of Section 83 of the Code for a period of at least three years to be determined by the Committee on the date of the grant. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue. The Committee may provide for the earlier termination of the forfeiture provisions in the event of retirement, death or disability of the participant or a change in control of the Company. However, the Committee may authorize the grant or sale of Restricted Shares that are subject to such risk of forfeiture for less than three years, in amounts that, when taken together with any Deferred Shares granted or sold as described below (after taking any forfeitures into account and excluding all automatic awards of Restricted Shares to Nonemployee Directors) in the aggregate do not exceed 2% of the maximum of 11,700,000 Common Shares available for awards.

     Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant must also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

     Deferred Shares. Deferred Shares constitute an agreement to issue shares to the recipient in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Committee may specify. The participant has no right to transfer any rights under his or her award and no right to vote the Deferred Shares. The Committee may authorize the payment of dividend equivalents on the Deferred Shares, in cash or Common Shares, on a current, deferred or contingent basis. The Committee must fix a deferral period of at least three years at the time of grant, and may provide for the earlier termination of the deferral period in the event of retirement, death or disability of the participant or a change in control of the Company. However, the Committee may authorize the grant or sale of Deferred Shares that are subject to Deferral Periods of less than three years, in amounts that, when taken together with any Restricted Shares granted or sold on such terms as described above (after taking any forfeitures into account and excluding all automatic awards of Restricted Shares to Nonemployee Directors), in the aggregate do not exceed 2% of the maximum of 11,700,000 Common Shares available for awards.

     Performance Shares and Performance Units. A Performance Share is the equivalent of one Common Share and a Performance Unit is the equivalent of $100.00. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period may be subject to earlier termination in the event of retirement, death or disability of the participant or a change in control of the Company. A minimum level of acceptable achievement will also be established by the Committee. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Committee in cash, Common Shares or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in Common Shares on a current, deferred or contingent basis.

     Management Objectives. The Amended Plan requires that the Committee establish “Management Objectives” for purposes of Performance Shares and Performance Units. When so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend equivalents may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Committee likely to become, a “covered employee” within the meaning of 162(m)(3) of the Code shall be limited to specified levels of, growth in or peer company performance in: cash flow, cost of capital, debt reduction, earnings before interest and taxes, earnings per share, economic value added, free cash flow, inventory management, net income, productivity improvement, profit after tax, reduction of fixed costs, return on assets, return on equity, return on invested capital, sales and/or shareholder return. Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives, in whole or in part, as the Committee deems appropriate and equitable. Additionally, even in the case of a covered employee, a Management Objective can be modified if the modification would not result in the Company’s loss of the otherwise available exemption of the award under Section 162(m).

     Automatic Awards to Nonemployee Directors. Nonemployee Directors receive automatic one-time grants of Restricted Shares, automatic annual grants of Common Shares that are not subject to any risk of forfeiture and automatic annual grants of options to purchase Common Shares. The number of shares and types of awards to be granted to specified categories of Nonemployee Directors are set forth in the Amended Plan. Nonemployee Directors will receive 2,000 Restricted Shares upon their first election or appointment. These Restricted Shares will vest at the rate of 20 percent per year with vesting being prorated for partial years of service as a Director in the event of death or disability, subject to acceleration in the event of a change in control of the Company. A Restricted Share Agreement for Nonemployee Directors containing all of the terms and conditions of the grants of Restricted Shares is included in the Appendix as Exhibit A to the Amended Plan.

     Each Nonemployee Director will also automatically receive annual grants of 500 Common Shares immediately after each subsequent annual meeting of shareholders so long as he or she continues to be a Nonemployee Director. These shares will also be nonforfeitable and nontransferable for a period of six months.

     In addition to the initial grants of Restricted Shares and annual grants of Common Shares to Nonemployee Directors described above, each Nonemployee Director will automatically receive annual grants of Option Rights to purchase 3,000 Common Shares. These Option Rights will be granted on the date of the annual meeting at an exercise price equal to the closing price on the last trading day prior to the annual meeting as quoted on the New York Stock Exchange. The Option Rights will vest in full after one year, with accelerated vesting in the event of retirement, death, disability or in the event of a change in control of the

Company, or if the Optionee otherwise ceases to be a Nonemployee Director more than six months after the date of grant.

Administration

     The Compensation Committee of the Board of Directors, as constituted from time to time, will administer and interpret the Amended Plan. The Committee will be composed of not less than three directors, each of whom must be a “nonemployee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

Eligibility

     Officers and key employees of the Company and its subsidiaries, as determined by the Committee, may be selected to receive benefits under the Amended Plan. In addition, Nonemployee Directors of the Company will be eligible for non-discretionary grants of Restricted Shares, Common Shares and Option Rights as described above under the heading “Automatic Awards to Nonemployee Directors.”

Transferability

     The Committee, in its sole discretion, may provide for transferability of particular awards under the Amended Plan. Otherwise, Option Rights and other derivative securities awarded under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the Amended Plan may provide that any Common Shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

     The number and kind of shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares and the prices per share applicable thereto, are subject to adjustment in certain situations as provided in Section 11 of the Amended Plan.

Certain Terminations of Employment, Hardship and Other Special Circumstances

     In the event of a termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or in the event of hardship or other special circumstances, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including accelerating the date when an Option Right becomes exercisable, or waiving or modifying any other limitation or requirement with respect to any award under the Plan.

Amendments and Miscellaneous

     The Amended Plan may be amended by the Committee so long as any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange is not effective until such approval has been obtained. However, the Committee may amend the Amended Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations.

     The Committee may permit participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Amended Plan. The Committee may also provide that deferral settlements include payment or crediting of interest on the deferred amounts or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

Amended Plan Benefits

     It is not possible to determine specific amounts that may be awarded in the future under the Amended Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect on January 1, 2002. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

     Nonqualified Stock Options. In general, (i) no income will be recognized by an Optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an Optionee upon the grant or exercise of an ISO. If Common Shares are issued to the Optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to the Optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the Optionee as a capital gain and any loss sustained will be a capital loss.

     If Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the Optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss) depending on the holding period.

     Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

     Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, it any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares), and the capital gains/loss holding period for such shares will also commence on such date.

     Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Shares received.

     Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or Director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or Director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or Director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or Director to suit under Section 16(b) of the Securities and Exchange Act of 1934, but no longer than six months.

Tax Consequences to the Company or Subsidiary

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

Vote Required to approve the Amended Plan

     A favorable vote of the majority of votes cast on the matter is necessary for approval of the Amended Plan. Abstentions and broker non-votes will not be counted for determining whether the Amended Plan is passed.

     The Board of Directors unanimously recommends a vote FOR the approval of The Timken Company Long-Term Incentive Plan, as amended and restated as of January 30, 2002.

AUDITORS

     The independent accounting firm of Ernst & Young LLP has acted as the Company’s auditor for many years and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the year 2001 and reviews of the financial statements included in the Company’s Forms 10-Q for the year 2001 were $874,000.

Financial Information Systems Design and Implementation Fees

     Ernst & Young provided no professional services of this nature to the Company in the year 2001.

All Other Fees

     The aggregate fees billed for services rendered to the Company by Ernst & Young, other than fees for audit services, for the year 2001 were $3,172,000. These fees include fees for audit-related services of $708,000, and fees for tax services of $2,464,000. Audit-related services include statutory audits, acquisition and disposition services, accounting consultation and assistance, audits of employee benefit plans and work in connection with SEC registration statements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s Executive Officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to provide the Company with copies of such reports. The Company is required to disclose any failure by any of the above-mentioned persons to make timely Section 16 reports.

     Based solely upon its review of the copies of such reports furnished to the Company, or written representations that no forms were required to be filed, the Company is not aware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 2001, by its Executive Officers, directors, or ten percent shareholders.

SUBMISSION OF SHAREHOLDER PROPOSALS

     The Company must receive by October 28, 2002, any proposal of a shareholder intended to be presented at the 2003 Annual Meeting of shareholders and to be included in the Company’s proxy materials related to the 2003 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2003 Annual Meeting (“Non-Rule 14a-8 Proposals”) must be received by the Company by January 11, 2003, or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2003 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 11, 2003.

GENERAL

     On the record date of February 15, 2002, there were outstanding 59,917,751 shares of Common Stock, each entitled to one vote upon all matters presented to the meeting.

     The enclosed proxy is solicited by the Board of Directors, and the entire cost of solicitation will be paid by the Company. In addition to solicitation by mail, Officers and regular employees of the Company, without extra remuneration, may solicit the return of proxies by telephone, telegraph, facsimile, personal contact or other means of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee not to exceed $9,500, plus reasonable out-of-pocket expenses.

     Shares represented by properly executed proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted for the election of Directors as indicated under Item No. 1 and FOR Item No. 2.

     You may, without affecting any vote previously taken, revoke your proxy by a later dated proxy received by the Company, or by giving notice to the Company either in writing or at the meeting.

     EquiServe Trust Company, N.A. (“EquiServe”) will be responsible for tabulating the results of shareholder voting. EquiServe will submit a total vote only, keeping all individual votes confidential. Representatives of EquiServe will serve as inspectors of election for the Annual Meeting. Under Ohio law and the Company’s Amended Articles of Incorporation and Amended Regulations, properly executed proxies marked “abstain” will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting, but proxies representing shares held in “street name” by brokers that are not voted will not be counted for quorum purposes. Such abstentions and “broker non-votes” will not be counted in the election of Directors.

     After April 1, 2002, the Company will furnish to each shareholder, upon written request and without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements and schedules thereto, filed with the Securities and Exchange Commission. Requests should be addressed to Scott A. Scherff, Corporate Secretary and Assistant General Counsel, The Timken Company, 1835 Dueber Avenue, S.W. — GNE-01, Canton, Ohio 44706-2798.

APPENDIX A

THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN
(As Amended and Restated as of January 30, 2002)

THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN
(As Amended And Restated As Of January 30, 2002)

          1. Purpose. The purpose of this Plan is to attract and retain directors, officers and key employees for The Timken Company, an Ohio corporation (the “Corporation”), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

          2. Definitions. As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 17(a) of this Plan.

“Common Shares” means (i) shares of the common stock of the Corporation without par value and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights or Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto, including the date on which an automatic grant of Common Shares, Restricted Shares or Option Rights to a Nonemployee Director becomes effective pursuant to Section 9 of this Plan.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or awards to Nonemployee Directors. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Less-Than-80-Percent Subsidiary” means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

“Management Objectives” means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend equivalents. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to specified levels of, growth in or peer company performance in: cash flow, cost of capital, debt reduction, earnings before interest and taxes, earnings per share, economic value added, free cash flow, inventory management, net income, productivity improvement, profit after tax, reduction of fixed costs, return on assets, return on equity, return on invested capital, sales and/or shareholder return. Management Objectives may be stated as a combination of the preceding factors.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

“Market Value per Share” means the fair market value of the Common Shares as determined by the Committee from time to time.

“Nonemployee Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.

“Optionee” means the person so designated in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Corporation or any Subsidiary or who has agreed to commence serving in any such capacity, and shall also include each Nonemployee Director who receives an award pursuant to Section 9 of this Plan.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.

“Reload Option Rights” means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

“Restricted Shares” mean Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 or Section 9 hereof has expired.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

“Spread” means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

          3. Shares Available under the Plan. (a) Subject to adjustment as provided in Section 11 of this Plan, the maximum number of Common Shares issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from all substantial risks of forfeiture, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as automatic awards to Nonemployee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 11,700,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof; provided, however, that the number of Restricted Shares and Deferred Shares shall not (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan) exceed 10% of such maximum, subject to adjustment as provided in Section 11 of this Plan. The 11,700,000 maximum number of Common Shares described in the preceding sentence consist of 2,800,000 Common Shares that were approved in 1992, 3,000,000 Common Shares that were approved in 1996, 3,000,000 Common Shares that were approved in 2000 and 2,900,000 Common Shares that are being added as of this Amendment and Restatement. The foregoing figures reflect adjustments for the 1997 stock split.

               (b) Upon the full or partial payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

               (c) Notwithstanding anything in this Plan to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed the maximum number of Common Shares first specified above in Section 3(a), subject to adjustment as provided in Section 11 of this Plan.

               (d) The number of Performance Units that may be granted and paid out under this Plan shall not in the aggregate exceed 150,000.

               (e) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

               (f) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 1,000,000 Common Shares during any period of five consecutive calendar years subject to adjustment as provided in Section 11 of this Plan.

               (g) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any period of one calendar year receive awards of Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $2,000,000.

          4. Option Rights. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c)	Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

(d)	Any grant may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

(e)	Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

(f)	Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(d) and (e) above.

(g)	Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

(h)	Each grant (other than an award to a Nonemployee Director pursuant to Section 9) shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any such grant may provide for the earlier exercisability of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(i)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(j)	Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

(k)	On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis. In the case of an Optionee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision), the payment will be contingent on the achievement of Management Objectives for a specified period. The payment of dividend equivalents also may be subject to additional conditions. In no event shall any such Optionee in any period of one calendar year earn dividend equivalents with a value in excess of $750,000.

(l)	No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(m)	Each grant shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

          5. Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

(b)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c)	Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

(d)	Any grant may specify that an Appreciation Right may be exercised only in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(e)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(f)	Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(g)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(h)	Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

(i)	Regarding Free-standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii)	Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; and

(iv)	No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

          6. Restricted Shares. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)	Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of at least three years to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; provided, however, that the Committee may authorize the grant or sale of Restricted Shares that are subject to such a risk of forfeiture for periods of less than three years in amounts that, when taken together with any Deferred Shares granted or sold on such terms pursuant to Section 7(c) of this Plan (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan), in the aggregate do not exceed two percent of the maximum number of Common Shares specified in Section 3(a) above as being available for awards pursuant to this Plan.

(d)	Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)	Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)	Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(g)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise authorized or directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

          7. Deferred Shares. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)	Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period of at least three years, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; provided, however, that the Committee may authorize the grant or sale of Shares that are subject to Deferral Periods of less than three years in amounts that, when taken together with any Restricted Shares granted or sold on such terms pursuant to Section 6(c) of this Plan (and after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan), in the aggregate do not exceed two percent of the maximum number of Common Shares specified in Section 3(a) above as being available for awards pursuant to this Plan.

(d)	During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis.

(e)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

          8. Performance Shares and Performance Units. The Committee may also authorize grants to Participants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, subject to the limitations in Section 3, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)	The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(c)	Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

(d)	Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

(f)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or in additional Common Shares on a current, deferred or contingent basis.

(g)	Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

          9. Automatic Awards to Nonemployee Directors. Common Shares, Restricted Shares and Option Rights shall be automatically granted to Nonemployee Directors as follows:

(a)	2,000 Restricted Shares shall be granted to each Nonemployee Director who was not an employee of the Corporation or any Subsidiary at the time of his first election or appointment to the Board. Such Restricted Shares shall become transferable and nonforfeitable at the rate of 20 percent per year.

(b)	500 Common Shares shall be granted to each Nonemployee Director immediately following each annual meeting of shareholders thereafter for so long as he continues to be a Nonemployee Director. Such Common Shares shall be subject only to a restriction on transfer for a period of six months immediately following the Date of Grant thereof and shall bear a legend to the effect.

(c)	An Option Right to purchase 3,000 Common Shares shall be granted to each Nonemployee Director immediately following each annual meeting of shareholders including the annual meeting at which such Nonemployee Director is first elected to the Board or the first annual meeting after appointment to the Board for so long as he continues to be a Nonemployee Director. The purchase price per Common Share for which each such Option Right is exercisable shall be a price equal to the closing price on the last trading day prior to the annual meeting as quoted on the New York Stock Exchange.

Each grant of Restricted Shares shall be evidenced by an Evidence of Award consisting of an award agreement in substantially the form of Exhibit A hereto and shall be subject to all of the terms and conditions set forth therein.

Each Option to purchase Common Shares shall be evidenced by an Evidence of Award consisting of an award agreement in substantially the form of Exhibit B hereto and shall be subject to all of the terms and conditions set forth therein.

          10. Transferability. (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of particular awards under this Plan.

               (b) Any award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or in payment of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

          11. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3, and in the number of Common Shares, Restricted Shares and Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

          12. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

          13. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

          14. Participation by Employees of a Less-Than-80-Percent Subsidiary. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

          15. Certain Terminations of Employment, Hardship and Other Special Circumstances. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is or is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 10(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, without limitation, accelerating the date when any such Option Right becomes exercisable, or waiving or modifying any other limitation or requirement with respect to any award under this Plan.

          16. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

          17. Administration of the Plan. (a) This Plan shall be administered by the Compensation Committee of the Board, as constituted from time to time. The Committee shall be composed of not less than three members of the Board, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

          (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares or Deferred Shares, Performance Shares and Performance Units and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

          18. Amendments and Other Matters. (a) This Plan may be amended from time to time by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

          (b) The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, under Section 9, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

          (c) The Committee may condition the grant of any award or combination of awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any Subsidiary to the Participant.

          (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

          (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

EXHIBIT A

THE TIMKEN COMPANY

Restricted Share Agreement for
Nonemployee Directors

_____________________, Grantee:

          The Timken Company (the “Company”) pursuant to its Long-Term Incentive Plan (as Amended and Restated as of January 30, 2002) (the “Plan”) has this day granted to you, the above-named grantee, a total of ( ) Common Shares of the Company (“Common Shares”) subject to the following terms, conditions, limitations and restrictions:

          1. The Common Shares subject to this grant shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in your name and endorsed with an appropriate legend referring to the restrictions hereinafter set forth. You shall have all the rights of a shareholder with respect to such shares, including the right to vote the shares and receive all dividends paid thereon, provided that such shares, and any additional shares that you may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company, shall be subject to the restrictions hereinafter set forth.

          2. The Common Shares subject to this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by you, except to the Company, and shall be subject to forfeiture as herein provided until five years have elapsed from the date of this grant, except that (a) 20 percent of such shares shall become freely transferable and nonforfeitable at the end of each year from and after the date of this grant and (b) your rights with respect to such shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this paragraph shall be null and void, and the purported transferee shall obtain no rights with respect to such shares.

          3. All of the Common Shares subject to this grant that are then forfeitable shall be forfeited by you if your service as a member of the Board of Directors of the Company (a “Director”) is terminated before the fifth anniversary of the date of this grant; provided, however, if your service as a Director of the Company is terminated before the fifth anniversary of the date of this grant as a result of your death or disability, or owing to your removal as a Director without cause, a portion of the shares covered by this grant that then remain forfeitable shall become freely transferable and nonforfeitable as follows: that number of shares shall become freely transferable and nonforfeitable which bears the same ratio to the total number of shares subject to this grant that then remain forfeitable and would have become forfeitable at the next anniversary date as the number of full months from the date of this grant (or, if such service is terminated after the first anniversary of the date of this grant, then from the date of the latest anniversary) to the date of termination of such service bears to 12, and the balance of the shares subject to this grant shall be forfeited to the Company.

          4. During the period in which the restrictions on transfer and risk of forfeiture provided in paragraphs 2 and 3 above are in effect, the certificates representing the Common Shares covered by this grant shall be retained by the Company, together with the accompanying stock power signed by you and endorsed in blank.

          5. Upon any change in control of the Company, the restrictions on transfer and risk of forfeiture provided in paragraphs 2 and 3 above shall lapse and terminate with respect to all of the Common Shares that are subject to this grant to which such restriction and risk then remain applicable. For purposes of this grant, the term “change in control” shall mean the occurrence of any of the following events:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (i) the then-outstanding Common Shares or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 5; or

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          6. This grant of restricted Common Shares is made pursuant to the Plan, a copy of which is attached hereto. This grant is subject to all of the terms and provisions of the Plan, which are incorporated herein by reference. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

          Dated this _______ day of ___________________, 200___

THE TIMKEN COMPANY

By:

Name: Title:

Accepted and agreed to: ____________________
Dated: ____________________

EXHIBIT B

THE TIMKEN COMPANY

Nonqualified Stock Option Agreement for
Nonemployee Directors

          WHEREAS,                (the “Optionee”) is a nonemployee Director (a “Nonemployee Director”) of The Timken Company (the “Company”).

          NOW, THEREFORE, pursuant to the Company’s Long-Term Incentive Plan (as Amended and Restated as of January 30, 2002) (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to                         (the “Optionee”), effective as of the date of the Annual Meeting of Shareholders of the Company last written below (the “Date of Grant”) a nonqualified stock option (the “Option”) to purchase 3,000 shares of the Company’s common stock without par value (the “Common Shares”) at the exercise price of                          ($              ) per Common Share (the “Exercise Price”).

          1. Vesting of Option. (a) Unless terminated as hereinafter provided, the Option shall be exercisable with respect to all of the Common Shares covered by the Option after the Optionee continuously serves as a Nonemployee Director of the Company for a period of one (1) year following the Date of Grant.

               (b) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full upon any change in control of the Company that shall occur while the Optionee is a Nonemployee Director of the Company. For the purposes of this agreement, the term “change in control” shall mean the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding Common Shares or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(b); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

               (c) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full if the Optionee should (i) retire (within the meaning in the Board’s General Policies & Procedures), (ii) die, (iii) become permanently disabled (within the meaning of the Company’s long-term disability plan) while serving as a Nonemployee Director of the Company, or (iv) otherwise cease to be a Nonemployee Director of the Company for any reason; provided, however, that this Option shall become immediately exercisable in full pursuant to Section 1(c)(iv) only if the Optionee shall have continuously served as a Nonemployee Director for at least six months following the Date of Grant.

               (d) To the extent that the Option shall have become exercisable in accordance with the terms of this agreement, it may be exercised in whole or in part from time to time thereafter.

          2. Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:

               (a) five years after the date upon which the Optionee ceases to be a Nonemployee Director of the Company or subsidiary for any reason, except death;

               (b) one year after the date of the Optionee’s death; or

               (c) ten years after the Date of Grant.

          3. Payment of Exercise Price. The Exercise Price shall be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for at least six months prior to the date of exercise or (c) by any combination of the methods of payment described in Sections 3(a) and 3(b) hereof. Nonforfeitable, unrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Exercise Price shall be valued on the basis of their fair market value as determined by the Committee from time to time. Subject to the terms and conditions of Section 4 hereof, and subject to any deferral election the Optionee may have made pursuant to any plan or program of the Company, the Company shall cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Exercise Price in full.

          4. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Common Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.

          5. Transferability and Exercisability.

               (a) Except as provided in Section 5(b) below, the Option including any interest in thereof, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

               (b) Notwithstanding Section 5(a) above, the Option or any interest in thereof, may be transferable by the Optionee, without payment of consideration therefor, to any one or more members of the immediate family of Optionee (as defined in Rule 16a-1(e) under the Exchange Act), or to one or more trusts established solely for the benefit of such members of the immediate family or to partnerships in which the only partners are such members of the immediate family of the Optionee; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Optionee.

          6. Adjustments. The Committee shall make any adjustments in the Exercise Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee’s rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Section 6(a) or 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Optionee’s rights under this agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.

          7. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee’s consent.

          8. Severability. In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

          9. Governing Law. This agreement is made under, and shall be construed in accordance with, the laws of the State of Ohio.

          10. Relation to Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

          Dated this _______ day of ___________________, 200___

THE TIMKEN COMPANY

By:

Name: Title:

Accepted and agreed to: ____________________
Dated: ____________________

THE TIMKEN COMPANY
Proxy Solicited on Behalf of the Board of Directors

P R O X Y	The undersigned appoints W.R. Timken, Jr., James W. Griffith, Bill J. Bowling, and Scott A. Scherff, and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of THE TIMKEN COMPANY to be held at 1835 Dueber Avenue, S.W., Canton, Ohio, on April 16, 2002, at 10:00 A.M., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting, and/or if the undersigned is a participant in one or more of the Company’s or its subsidiaries’ associate share ownership plans and has stock of the Company allocated to his or her account(s), the undersigned directs the trustee(s) of such plan(s) likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated on the record date for such meeting in the manner specified on the reverse hereof at such meeting or any adjournment thereof, and in their discretion on such other matters as may properly come before the meeting.

ITEM 1. ELECTION OF DIRECTORS
Elect Robert W. Mahoney (01), Jay A. Precourt (02), Ward J. Timken, Jr. (03), and Joseph F. Toot, Jr. (04) in Class II for a term expiring at the 2005 Annual Meeting.

ITEM 2. APPROVAL OF THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF JANUARY 30, 2002.

SEE REVERSE SIDE TO VOTE BY MAIL

- FOLD AND DETACH HERE -

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET.
IT’S CONVENIENT AND COST-EFFECTIVE.

1.	To vote by telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or dial 201-536-8073 from other countries. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

2.	To vote by internet: Point your browser to the web address: http://www.eproxyvote.com/tkr. Click on the “PROCEED” icon — You will then be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

Of course, if you prefer to vote your shares by completing your proxy card and returning it in the envelope provided, you are still welcome to do so.

Annual Meeting Of Shareholders	Parking: Shareholders attending the meeting may park in the visitor lot behind the Corporate Office building.

April 16, 2002 10:00 a.m. Corporate Auditorium (CIG) The Timken Company 1835 Dueber Avenue, S.W. Canton, OH 44706-2798 Telephone: (330) 438-3000	Note: If your shares are held in street name, please bring a letter with you from your broker stating as such to the Annual Meeting.

For directions to the Annual Meeting you may call 330-471-3378.

[X]	Please mark your votes as in this example.

      The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified.

The Board of Directors recommends a vote “FOR” these Items.

	FOR	WITHHELD	ITEM 1. ELECTION OF DIRECTORS TO SERVE IN CLASS II FOR A TERM OF THREE YEARS

1. Election of Directors. (see reverse)	[ ]	[ ]	01. Robert W. Mahoney 02. Jay A. Precourt in Class II for a term expiring at the 2005 Annual Meeting.	03. Ward J. Timken, Jr. 04. Joseph F. Toot, Jr.

			FOR	AGAINST	ABSTAIN
For, except vote withheld from the following nominee(s):	2.	Approval of The Timken Company Long-Term Incentive Plan, as amended and restated January 30, 2002.	[ ]	[ ]	[ ]

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

Signature(s) of Shareholder(s) Date

Signature if held jointly Date

FOLD TO DETACH HERE OR SEE REVERSE
FOR INSTRUCTIONS TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET

THE TIMKEN COMPANY
Canton, Ohio

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, April 16, 2002, at 10:00 A.M., at 1835 Dueber Avenue, S.W., Canton, Ohio, for the following purposes:

1.	To elect four Directors to serve in Class II for a term of three years.

2.	To approve The Timken Company Long-Term Incentive Plan, as amended and restated as of January 30, 2002.

3.	To transact such other business as may properly come before the meeting.

Holders of Common Stock of record at the close of business on February 15, 2002, are the shareholders entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT AND, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY CARD ABOVE AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. INSTRUCTIONS FOR VOTING ELECTRONICALLY ARE PROVIDED ON THE REVERSE OF THIS CARD.

SCOTT A. SCHERFF Corporate Secretary and Assistant General Counsel

      February 20, 2002

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR
PROXY CARD OR VOTE ELECTRONICALLY.